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                                                                      Exhibit 21


                               Avista Corporation

                           SUBSIDIARIES OF REGISTRANT



       Subsidiary                                      State of Incorporation
       ----------                                      ----------------------
    Altus Corporation                                       Nevada

    Avista Capital, Inc.                                    Washington

    Avista Advantage, Inc.                                  Washington

    Avista Communications, Inc.                             Washington

    Avista Development, Inc.                                Washington

    Avista Energy, Inc.                                     Washington

    Avista Fiber, Inc.                                      Washington

    Avista International, Inc.                              Washington

    Avista Laboratories, Inc.                               Washington

    Avista Power, Inc.                                      Washington

    Pentzer Corporation                                     Washington

    WWP Receivables Corp.                                   Washington


    Avista Energy Canada, Inc.                              Alberta, Canada